August 24, 2026

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933
Petelite Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

383, W North Street, Dover, DE 19904
(302) 382-3638
(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

A Registered Agent, Inc.
8 The Green STE A, Kent County, Dover, DE, 19901
(302) 288-0670
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Di Ban, Bandi & Associates PLLC
1330 Avenue of the Americas, Ste 2300, New York, New York 10019
Tel: +1 347 759 4143; Email: di.ban@bandilaw.com

8742	42-2316216
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 2
(Pre-Qualification Amendment No. 2)

Dated: August 24, 2026

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Petelite Inc.
383, W North Street, Dover, DE 19904
(302) 382-3638

15,000,000 Shares of Common Stock at a price of $0.10 per Share
Minimum Investment: $1,000.00; Offering Amount: $1,500,000.00
No Selling Shareholder(s)
No Escrow

See "Offering Summary" and "Risk Factors" on Pages 8 and 9, and "Securities Being Offered" on Page 35
For Further Details.

This Offering will Commence Upon Qualification of this Offering by the Securities and Exchange Commission ("SEC") and will Terminate 365 days from the date of qualification by the SEC, Unless Extended or Terminated Earlier By the Issuer.

This Offering is made on a "Best Effort Basis", the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.10	$0	$0.10	None
Minimum Investment	$1,000.00	$0	$1,000.00	None
Total Maximum Offering Amount	$1,500,000.00	$0	$1,500,000.00	None

  The Company shall pay no commissions to underwriters for the sale of securities under this Offering.
  Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000 and which include, among other things, legal fees, accounting costs, audit fees, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance (if any), and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to technology providers. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER".
  There are no finder's fees or other fees being paid to third parties from the proceeds. See "PLAN OF DISTRIBUTION".

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

PLEASE REVIEW ALL RISK FACTORS BEGINNING ON PAGE 9 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, IF YOU ARE A NON-ACCREDITED INVESTOR, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the "Offering") consists of Common Stock (the "Shares" or "Offered Shares", or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Petelite Inc., a Delaware Corporation (the "Company"). There are 15,000,000 Shares being offered on behalf of the Company at a price of $0.10 per Share with a minimum purchase of $1,000.00 per investor. We do not register any shares of Common Stock for the Company's existing shareholders. The Shares are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The aggregate amount of the Shares offered is 15,000,000 shares of Common Stock ($1,500,000.00). There is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this offering to close. The Company will retain all proceeds received from the shares sold on their account in this offering.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for TIER 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS, OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY.

STATE LAW EXEMPTION AND OFFERINGS TO "QUALIFIED PURCHASERS: THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS), AND HAVE BEEN EXEMPT FROM STATE "BLUE SKY" LAW REVIEW. THE OFFERED SHARES ARE BEING OFFERED AND SOLD ONLY TO "QUALIFIED PURCHASERS" (AS DEFINED IN REGULATION A UNDER THE SECURITIES ACT). AS A TIER 2 OFFERING PURSUANT TO REGULATION A UNDER THE SECURITIES ACT, THIS OFFERING WILL BE EXEMPT FROM STATE "BLUE SKY" LAW REVIEW, SUBJECT TO CERTAIN STATE FILING REQUIREMENTS AND ANTI-FRAUD PROVISIONS, TO THE EXTENT THAT THE OFFERED SHARES OFFERED HEREBY ARE OFFERED AND SOLD ONLY TO "QUALIFIED

PURCHASERS". "QUALIFIED PURCHASERS" INCLUDE: (A) "ACCREDITED INVESTORS" UNDER RULE 501(A) OF REGULATION D AND (B) ALL OTHER INVESTORS, SO LONG AS THEIR INVESTMENT IN OFFERED SHARES DOES NOT REPRESENT MORE THAN 10% OF THE GREATER OF THEIR ANNUAL INCOME OR NET WORTH (FOR NATURAL PERSONS), OR 10% OF THE GREATER OF ANNUAL REVENUE OR NET ASSETS AT FISCAL YEAR-END (FOR NON-NATURAL PERSONS). ACCORDINGLY, WE RESERVE THE RIGHT TO REJECT ANY INVESTOR'S SUBSCRIPTION IN WHOLE OR IN PART FOR ANY REASON, INCLUDING IF WE DETERMINE, IN OUR SOLE AND ABSOLUTE DISCRETION, THAT SUCH INVESTOR IS NOT A "QUALIFIED PURCHASER" FOR PURPOSES OF REGULATION

A. WE INTEND TO OFFER AND SELL THE OFFERED SHARES TO QUALIFIED PURCHASERS IN EVERY STATE OF THE UNITED STATES.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating, and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1- A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

Part II, Item 3. Summary and Risk Factors

Offering Summary

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering: Common Stock

Price Per Share: $0.10

Minimum Investment: $1,000.00 per investor

Gross Proceeds (Offering

Amount):

$1,500,000.00. The Company will not accept investments

greater than the Offering Amount.

Maximum Shares Offered: 15,000,000.00 Shares of Common Stock.

Use of Proceeds: See the description in section entitled "USE OF

PROCEEDS TO ISSUER".

Voting Rights: The Shares have full voting rights.

Length of Offering: Shares will be offered on a continuous basis until either (1)

the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission, or (3) the Company in its sole discretion withdraws this Offering.

THE OFFERING

Common Stock Outstanding as of the date of this Offering Circular(1)	50,000,000 Shares
Common Stock in this Offering (2)	15,000,000 Shares
Stock to be outstanding after the offering	65,000,000 Shares
  No shares will be sold by the Company's existing shareholders.
  The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering.

The Company may not be able to sell the Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering. Currently we are not listed on any exchange. We plan to list our common shares on the OTC Markets OTCQB tier, but there is no guarantee that we will be listed on the OTC Markets. Therefore, investors should not assume that the Offered Shares will be listed.

A consistent public trading market for the shares may not develop.

INVESTMENT ANALYSIS

There is no assurance Petelite Inc. will be profitable, or that management's opinion of the Company's future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments, and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this Offering Circular before purchasing our common stock. If any of the following risks occur, our business, financial condition, or results of operations could be seriously harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

The risks listed do not necessarily comprise all those associated with an investment in our Company and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on our business and your investment. You are advised to consult an independent professional advisor or attorney who specializes in investments of this kind before making any decision to invest.

Risks Related to the Company and Its Business

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are a company with limited operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current executive officers. Loss of this individuals could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified pet health supplement and pet accessories personnel. Competition for qualified employees among companies in the pet health supplement and pet accessories and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person's absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value- added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company's regular bank accounts have federal deposit insurance that is limited to applicable coverage amounts. It is anticipated that account balances may exceed those limits from time to time. In the event that any of the Company's banks should fail, we may not be able to recover all amounts deposited in such accounts.

The Company will likely incur debt.

The Company may incur debt in the future in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to: (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We will be reliant on key suppliers.

We intend to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on our financial results and on your investment.

Increased costs could negatively affect our business.

An increase in the cost of services providers and/or raw materials could affect the Company's profitability. Services/materials price increases and other price changes may result in unexpected increases in the cost of the services and raw materials to be procured by the Company from third party vendors. The Company may also be adversely affected by shortages of service provides and raw materials. We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales, and operating profit, and this could have an adverse effect on your investment.

We may be unable to maintain or enhance our service / product image.

It is important that we maintain and enhance the image of our existing and new services / products. The image and reputation of the Company's services and products may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its services and/or products. From time to time, the Company may receive complaints from clients regarding services and products purchased from the Company. The Company may in the future receive correspondence from clients requesting refund or reimbursement. Certain dissatisfied clients may threaten legal action against the Company if no refund or reimbursement is made. The Company may become subject to services and product liability lawsuits from clients alleging injury because of a purported defect in services and products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies, or distributes its services and products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of client complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation, and product quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to protect our Intellectual Property effectively, we may be unable to operate our business.

Our success will depend on our ability to obtain and maintain meaningful Intellectual Property Protection for any such Intellectual Property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its clients leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on client expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect clients' confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our employees, executive officers, directors, and insider shareholders beneficially own or control a substantial portion of our outstanding shares.

Our employees, executive officers, directors, and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by CHEUNG Siu Chung. Accordingly, our principal shareholder may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholder may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company's actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

-whether the Company can obtain sufficient capital to sustain and grow its business;

-our ability to manage the Company's growth;

-whether the Company can manage relationships with key vendors and service providers;

-demand for the Company's products and services;

-the timing and costs of new and existing marketing and promotional efforts competition;

-the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

-the overall strength and stability of domestic and international economies;

-client spending habits.

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

We do not expect to be profitable for the foreseeable future and cannot accurately predict when we might become profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on our administrative, operational, and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company's market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company's financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company's results of operations.

We face competition from a number of large and small companies, some of which have greater financial, research and development, production, and other resources than we do.

In many cases, our competitors have longer operating histories, established ties to the market and clients, greater brand awareness, and greater financial, technical and marketing resources. Our ability to compete depends, in part, upon a number of factors outside of our control, including the ability of our competitors to develop similar services or alternatives that are better than ours. If we fail to successfully compete in the relevant markets, or if we incur significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, client incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

If the third-party vendors who we depend upon to produce and deliver our services and products experience delays or interruptions in service, our client experience will suffer which could substantially harm our business.

Because we outsource certain parts of our services to third-party service providers (such as lawyers and accounting firms), our ability to provide a high-quality client experience is dependent on those vendors. This client experience could be detrimentally impacted by a variety of external factors over which we have little or no control, including the reliability and performance of suppliers, third-party services providers. If any of these third-party providers experiences a delay or interruption in service, or provides low-quality products or services, it could substantially harm our ability to provide a high-quality client experience and our business and results of operations would suffer as a result.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a "Best Efforts" basis, and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a "best efforts" basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this document or to meet our working capital needs.

If the Offering Amount is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the Offering Amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and "forward- looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that this Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of client demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain clients, loss of clients and failure to obtain new clients, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

Fluctuations or underperformance in the capital markets could pose significant challenges to the Company's operational and financial performance, which, in turn, may have a detrimental impact on investor returns.

Under the influence of multiple factors such as macroeconomic fluctuations, policy adjustments and changes in the capital markets environment, the capital market may experience significant and drastic fluctuations or even overall underperformance. Under such circumstances, the pet health supplement and pet accessories markets in the U.S. may decline, resulting in a decrease in the number of clients for the Company, which in turn will adversely impact the Company's business revenues, and may cause investors to suffer losses.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. Shares are being offered and sold pursuant to an exemption from registration under Regulation A. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the

Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger, or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization, or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers, or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Delaware for purposes of governing law.

The Company's Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, "all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Subscription Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware." As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Delaware. Furthermore, the Subscription Agreement establishes the state and federal courts located in Delaware as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders' ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

Part II, Item 4. Dilution

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 23.1% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, another stock or securities or debt convertible into stock. Such future fundraising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book as of July 31, 2026, was $150. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming (i) the sale of 100%, 75%, 50%, or 25%, respectively, of the shares offered by the Company for sale in this Offering (before deducting estimated offering expenses of $25,000), and (ii) an offering price of $0.10 per share:

Funding Level	100%	75%	50%	25%
Gross Proceeds	$1,500,000	$1,125,000	$750,000	$375,000
Offering Price	$0.1	$0.1	$0.1	$0.1
Net Tangible Book Value per Share of Common Stock before this Offering	$0.000003	$0.000003	$0.000003	$0.000003
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$0.023076	$0.018367	$0.013043	$0.006977
Net Tangible Book Value per Share of Common Stock after this Offering	$0.023079	$0.018370	$0.013046	$0.006980
Dilution per share to Investors in the Offering	$0.076921	$0.081630	$0.086954	$0.093020

There is a $0.0999/share disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

Part II, Item 5. Plan of Distribution and Selling Security Holders

We are offering an Offering Amount of up to 15,000,000 in Shares of our Common Stock. There is no selling shareholder(s) in this offering. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company.

The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Shares under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. We will receive no cash proceeds from shares issued for services or in fulfillment of any other agreements.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an "accredited investor" as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $1,000.00. All subscription checks should be sent to the following address:

WONG James Kun Bong;

Petelite Inc.;

383, W North Street, Dover, DE 19904;

(302) 382-3638.

In such case, subscription checks should be made payable to Petelite Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 2" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i)

is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

Part II, Item 6. Use of Proceeds to Issuer

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds to the Company from the sale of the Shares in this Offering are $1,500,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately

The maximum gross proceeds to the Company from the sale of the Shares in this Offering are $1,500,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $1,475,000.00 after payment of estimated offering expenses of approximately $25,000, which include legal, accounting, audit, EDGARization and related costs. No commissions will be paid in connection with this Offering. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

No proceeds from this Offering will be used to compensate or make payments to officers or directors of the issuer, except for ordinary course reimbursement of business expenses. The Company has not entered into any agreements or understandings with any officers, directors, or affiliates regarding the use of proceeds. A significant portion of the net proceeds will be used for general working capital purposes to support the launch and initial scaling of our pet health supplement and pet accessories business operations.

The following table sets forth management's current best estimate of the use of net proceeds at various funding levels (10%, 25%, 50%, 75%, and 100% of the Offering). These allocations are estimates only and are subject to change based on the actual amount raised, timing of receipts, and evolving business needs. The Company may reallocate the estimated use of proceeds among the categories or for other uses if management deems such a reallocation to be appropriate in light of then-current circumstances

Use of Proceeds Tables (Net Proceeds after estimated $25,000 offering expenses)

Use of Proceeds Category	10% ($125,000)	25% ($350,000)	50% ($725,000)	75% ($1,100,000)	100% ($1,475,000)
Working Capital for Office Setup, Staffing, Initial Marketing, and Service Delivery	$15,000	$67,000	$200,000	$300,000	$400,000
Pet Health Supplements and Pet Accessories Inventory, Supplier Relationships, Logistics and Distribution	$80,000	$200,000	$375,000	$600,000	$800,000
Marketing,Website, Social Media Development and Brand Awareness	$18,000	$45,000	$80,000	$100,000	$145,000
General Working Capital, Administrative and Compliance Reserves	$12,000	$38,000	$70,000	$100,000	$130,000
Total	$125,000	$350,000	$725,000	$1,100,000	$1,475,000

Key Assumptions and Priorities:

- The primary objective is to fund working capital for launching of pet health supplement and pet accessories product trading business.

- Proceeds will support initial marketing efforts through our website and social media platforms (Facebook, X.com, YouTube, LinkedIn, Instagram, etc.) to attract clients and build brand awareness.

- We expect to utilize the free office space provided by our director, WONG James Kun Bong for the initial 18 months, minimizing facility costs.

- If less than the maximum amount is raised, we will prioritize core service launch and essential marketing, and may rely on additional loans from our director, WONG James Kun Bong (up to $80,000 as previously agreed), to bridge any shortfall for completing the offering and initial operations.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the foregoing categories or for other uses if management deems such a reallocation to be appropriate.

Part II, Item 7. Description of Business

Petelite Inc. is a Delaware Corporation (The "Company"). The Company was initially formed and commenced its operations on 31 March, 2026. The Company's current business operations include the provision of pet health supplement and pet accessories.

Our Business model aims to create a Health Supplements, Nutritional Products & Pet Supplies Sales Platform and Physical Store Integration System. Manage online and offline sales operations for pet health supplements (including nutritional dietary products for pets), covering physical retail store operations such as inventory management, order processing, and customer service workflows while expanding our distribution network in the US and overseas.

Group Structure Chart

Shareholder / Entity Name	Shareholding Structure
WONG James Kun Bong	Petelite Inc. is 49% owned by WONG James Kun Bong.
CHEUNG Siu Chung	Petelite Inc. is 51% owned by CHEUNG Siu Chung.

Recent Events

Since inception, the Company has been in the development stage with minimal operations. We have focused on corporate formation, preparation of this Offering, establishing our principal office, building initial digital presence (website and social media accounts), and laying the groundwork for service launch and supplier relationships. No significant revenue has been generated to date.

Marketing:

Currently, the Company operates its official website, www.petelitehk.com, and social media accounts on various global social media platforms to market our services and generate new clients.

Competitive Strengths:

We believe that the following strengths enable us to stand out in the provision of pet health supplement and pet accessories businesses and differentiate us from our competitors:

Experienced and Highly Qualified Team

We have a highly qualified professional service team with extensive experience in pet health supplement and pet accessories businesses. Our professional team members have many years of experience in their respective fields of pet health supplement and pet accessories. The majority of the members of our team previously worked in the pet health supplement and pet accessories industry. We highly value members of our qualified professional team and are on the constant lookout for new talents to join our team.

Digital-First Marketing

We shall utilize our official website and social media platforms (Facebook, X.com, YouTube, LinkedIn, Instagram, etc.) for client acquisition, consulting, and brand building through online content, offline seminars, and targeted campaigns.

Cost-Efficient Structure

Our director has agreed to provide our principal office at 383, W North Street, Dover, DE 19904 free of charge for 18 months, reducing initial overhead.

Employees

As of the date of this Offering Circular, the Company has one employee, its officer, who is full-time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company is individual and standard for the industry.

Part II, Item 8. Description of Property

We do not own any real properties or vehicles. Our Company's principal office is located at: 383, W North Street, Dover, DE 19904.

Part II, Item 9. Management's Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Company Overview and Plan of Operation

The Company is a Delaware Corporation (The "Company"). The Company was initially formed and commenced its operations on March 31, 2026. The Company's current business operations include the provision of pet health supplement and pet accessories.

The above services effectively streamline the Company's overhead costs and increase margins and profit revenue without compromising customer service and product delivery.

We shall use our official website: www.petelitehk.com and our social media accounts (built by us on Facebook, X.com, YouTube, LinkedIn, Instagram, etc.) to reach our potential clients and build trusts with them. Through online and offline marketing and interactive campaigns, we market our services and products to our potential clients. Such combination of online and offline marketing strategies enhance our brand awareness, thus driving the growth of our businesses.

Business Development Plan and Plan of Operations

Petelite Inc. (the "Company") is a Delaware corporation formed on March 31, 2026 plan to eventually grow into a global leader in pet health supplement and pet accessories products market.

The Company's principal business activities comprise two core lines:

  Pet Health Supplements - Development and commercialization of premium functional health products and longevity/anti-aging supplements under the proprietary "Pet Elite" brand, formulated with high-quality, biologically active natural ingredients. Core categories include oral health, behavioral/anxiety management, joint & mobility support, odor control, and next-generation pipelines focused on cellular anti-aging, pet-specific exosomes, renal protection, metabolic homeostasis, and cognitive decline mitigation.
  Pet Accessories - Sourcing, importation, trading, and distribution of pet accessories and consumables that support both the Company's integrated retail operations and third-party distribution partners, strengthening supply-chain capabilities and expanding market reach.

Operations are conducted through an integrated omnichannel platform combining digital commerce with physical retail and experiential wellness centers. Execution is guided by a comprehensive Eight-Step Closed-Loop Strategic Blueprint designed to create sustainable competitive advantages, recurring revenue streams, and scalable global growth. The credibility and speed of this execution are materially enhanced by the deep industry experience of the Company's Founder, Chairman and Chief Executive Officer.

1.1 Founder, Chairman & Chief Executive Officer - Mr. WONG James Kun Bong

Mr. Wong James Kun Bong serves as the Founder, Chairman and Chief Executive Officer of Petelite Inc. He brings more than 25 years of continuous, hands-on experience in the pet supplements and pet accessories industry. His professional career has spanned the United States, Europe and Asia, giving him a rare multi-continental operating perspective that few executives in the sector possess.

Throughout his career, Mr. Wong has specialized in wholesale agency representation, retail distribution, chain-retailer relationships, and manufacturing coordination for world-class global brands, including Hunter, Kong and Hagen. This track record has equipped him with:

  Deep practical knowledge of premium product sourcing, quality control and brand-standard manufacturing processes.
  Established commercial relationships across wholesale, retail and chain channels in major pet markets.
  Proven ability to introduce and scale international brands into new geographies while protecting brand equity and margin structure.
  First-hand understanding of the operational realities of both traditional distribution and modern omnichannel models.

As Chairman and CEO, Mr. Wong is directly responsible for overall strategy, capital-markets engagement, key partnership negotiations, and day-to-day operational oversight. His industry tenure and cross-border execution experience constitute a core comparative advantage of the Company and significantly de-risk the implementation of the Business Plan set forth herein.

2. Our Competitive Advantages

The pet wellness and longevity market includes established brands with high traffic volumes but limited proprietary scientific differentiation (e.g., mature brands such as Pat), as well as legacy generic pet food manufacturers and unscientific supplement brands that rely on conventional high-gross-margin, low-cost ingredient models. The Company deliberately targets these competitors through the following advantages, each of which is amplified by the operational leadership of Mr. Wong:

  Experienced founder-led execution: Unlike many early-stage pet brands led by first-time entrepreneurs, Petelite is steered by a Chairman & CEO with more than 25 years of proven success in wholesale, retail distribution, chain retail and manufacturing for premium global brands (Hunter, Kong, Hagen). This experience provides immediate credibility with suppliers, distributors, retailers and capital-markets counterparties, and materially shortens the learning curve in both product commercialization and geographic expansion.
  Science-backed differentiation: Proprietary R&D and advanced modalities including pet-specific exosomes, cellular anti-aging, renal and metabolic pipelines, and evidence-based functional medical foods that create a durable economic moat over generic competitors. Mr. Wong's manufacturing and brand-management background ensures that scientific differentiation is translated into commercially viable, high-quality finished goods.
  Vertically integrated closed-loop model: Integration of product development, data intelligence, physical experiential infrastructure, veterinary channels, and U.S. capital markets access into a self-reinforcing system. Mr. Wong's multi-territory operating history (United States, Europe and Asia) positions the Company to execute this model across regions rather than remaining confined to a single market.
  Exclusive marketing partnership and veterinary lock-in: Tier-one multi-media marketing syndicate for acceleration, combined with planned equity joint ventures and roll-up acquisitions of premium veterinary networks that serve as exclusive prescription-only retail terminals and clinical endorsement centers. The CEO's established industry relationships accelerate the identification and closing of high-quality partnership opportunities.
  Big-data and AI monetization: Non-invasive diagnostic infrastructure generates longitudinal health datasets that power precision e-commerce, clinical referrals, and InsurTech collaborations with global pet insurance conglomerates--converting diagnostic insights into high-margin, recurring revenue streams.

3. Marketing Strategy

The Company's marketing approach prioritizes scientific storytelling, high-intent user acquisition in the US, Europe and Asian market, and conversion of high-net-worth pet owners into long-term, high-lifetime-value customers through both digital and physical touchpoints.

3.1 Social Media Marketing (Digital & Content-Driven)

Content-driven digital marketing architectures will be deployed across on-line platforms and complementary social channels. The strategy emphasizes:

  Scientific storytelling and influencer collaboration to establish brand authority in the pet longevity segment.
  Algorithmic precision targeting based on diagnostic and behavioral data once the data loop is operational.
  Targeting of established high-traffic competitors that lack proprietary core technologies, with the objective of rapid market-share capture via joint ventures, commercial syndications, or systematic roll-up acquisitions.
  Immediate entry into major e-commerce ecosystems and premium offline distribution networks to establish leadership in the pet longevity segment--leveraging the CEO's existing knowledge of retail and wholesale dynamics.

3.2 Offline Seminars, Events & Experiential Centers

Flagship experiential wellness centers in Tier-1 hub cities will serve as both retail and education hubs. These centers will host:

  High-touch diagnostic demonstrations and educational seminars for high-net-worth pet owners.
  Luxury grooming and wellness services that generate recurring foot traffic and optimize customer lifetime value (LTV).
  On-site showcases of high-tech functional medical foods and cellular-level anti-aging therapies, converting visitors into long-term brand advocates.

3.3 Strategic Partnerships

Key partnerships underpinning the marketing and distribution strategy include:

  Exclusive operational alliance with a tier-one multi-media marketing and digital operations syndicate to accelerate brand penetration into the US, Europe and Asia markets.
  Equity joint ventures, strategic roll-up acquisitions, or organic development of a premium network of veterinary hospitals and advanced rehabilitation centers for clinical channel lock-in and prescription-only distribution.
  InsurTech collaborations with global pet insurance conglomerates for data-driven underwriting products that reduce fraudulent claims and create long-term institutional alignment. Our CEO long-standing industry relationships facilitate the identification and negotiation of such high-value alliances.

4. Marketing Budget

Marketing investment will be prioritized toward digital user acquisition, content production, partnership activation, and experiential center launch support. Specific budget allocations will be finalized in connection with capital raises and will be scaled in proportion to traffic and conversion performance. Budget discipline and channel ROI assessment will be guided by the CEO's extensive practical experience in managing distribution and marketing economics for premium pet brands.

Illustrative allocation framework (subject to refinement with actual capital formation):

  Digital & social media / platform advertising and content: 45-55% of marketing spend in early years, declining as organic and data-driven channels mature.
  Partnership activation and co-marketing with syndicate and veterinary networks: 20-25%.
  Experiential center launch support, seminars, and events: 15-20%.
  Brand-building, PR, and residual: 5-10%.

Overall marketing intensity is expected to remain elevated (25-40% of revenue in the first 24-36 months post-significant capital raise) to drive rapid share capture, then moderate toward 12-18% as brand equity and data-driven precision marketing improve efficiency.

5. Operational Plan

Day-to-day operational excellence is a direct extension of our CEO's 25-plus years of specialization in wholesale agency, retail distribution, chain-retailer management and manufacturing coordination for leading international brands. This background provides the Company with an immediate, practical operating system rather than a purely theoretical plan.

5.1 Supply Chain Management

The Company will leverage established international and domestic supply-chain infrastructure for premium natural ingredients and finished goods. Key principles, informed by the CEO's manufacturing and brand-agency experience, include:

  Multi-source strategy for critical biologically active compounds to mitigate single-supplier risk.
  Rigorous quality control, traceability systems, and third-party testing to support premium positioning and regulatory compliance--standards consistent with those required by global brands such as Hunter, Kong and Hagen.
  Reliable logistics capable of supporting both e-commerce fulfillment and inventory for physical experiential centers, drawing on the CEO's proven multi-territory distribution expertise.

5.2 Sales Operations

Sales will operate through an omnichannel model designed and overseen by an executive who has spent decades managing wholesale, retail and chain relationships:

  Online platforms for scalable digital distribution.
  Flagship experiential wellness centers for high-touch conversion and recurring service revenue.
  Exclusive veterinary prescription channels for high-margin functional medical foods and cellular therapies.
  Integrated customer support across digital and physical touchpoints to maximize lifetime value and brand loyalty among high-net-worth owners.

Pricing will reflect premium positioning supported by scientific differentiation. Core technology assets supporting operations include non-invasive diagnostic systems, proprietary AI/deep-learning algorithms for data analysis and precision marketing, and the digital platforms required for omnichannel commerce and longitudinal health-data aggregation.

6. Business Development Plan

The Business Development Plan is designed to be executed under the direct leadership of our CEO, whose multi-continental experience (United States, Europe and Asia) and brand-building track record provide a practical foundation for both near-term market entry and longer-term global replication.

6.1 Near- to Medium-Term Vision (3-Year Horizon)

By the end of the three-year horizon, the Company aims to:

  Successfully establish the Pet Elite brand as a recognized premium pet longevity brand in US, Europe and the Asian countries, leveraging the CEO's existing regional relationships and distribution know-how.
  Launch the U.S. public vehicle (initially OTC Markets / OTCQB) and complete initial structured capital raises (PIPE / registered direct), supported by the personal credibility of a founder with 25+ years of industry standing.
  Open the first cohort of flagship experiential wellness centers in selected Tier-1 cities.
  Operationalize the data and AI monetization loop (precision commerce, clinical referrals, early InsurTech pilots).
  Secure foundational veterinary equity alliances or joint ventures that provide prescription-channel lock-in.

6.2 Longer-Term Vision (5-Year Horizon)

By the five-year horizon, the Company targets:

  Dominant traffic and meaningful market share in the pet longevity segment across key US, European and Asian platforms.
  Completion of the global commercial footprint through replication of the validated model into high-LTV jurisdictions across APAC, Europe, and North America--regions in which the CEO already possesses operating experience.
  Realization of a sustainable valuation multiple consistent with the Company's capital-markets objectives (targeting P/E multiple expansion as earnings scale).
  Establishment of the closed-loop operational blueprint as an industry reference standard for integrated pet longevity platforms.

7. Risk Analysis

Notably, the traditional "limited operating history" risk is partially mitigated by the extensive prior industry career of the Founder, Chairman and CEO. While the corporate entity itself is newly formed, the leadership team brings decades of relevant commercial experience that reduces pure start-up execution risk.

Risk Category	Mitigation Approach
Limited operating history of the corporate entity

Phased implementation; experienced external partners (marketing syndicate & banking team); disciplined capital allocation tied to milestones; and, critically, day-to-day leadership by a CEO with 25+ years of proven industry execution across the U.S., Europe and Asia.

Regulatory classification of advanced pet products (exosomes, disease-related claims)	Conservative labeling strategy; continuous regulatory monitoring; investment in supporting scientific data; avoidance of unapproved disease claims.
Capital markets & OTC listing risks (liquidity, valuation, dilution)	Staged financing approach, focus on operational milestones that support valuation and eventual uplisting; personal credibility of the founder with institutional counterparties.
Market & geopolitical exposure

Local partnerships; diversified geographic expansion plan (APAC, Europe, North America) consistent with the CEO's multi-continental operating background; compliance focus on data and foreign investment rules.

Competition from established high-traffic brands

Scientific differentiation; clinical channel lock-in via veterinary equity alliances; superior data-driven personalization; and the CEO's practical experience competing and partnering within the premium brand segment.

Data privacy, cybersecurity & AI liability	Robust data governance and security protocols; careful design of AI-driven recommendations and referrals; compliance with applicable privacy regimes.
Supply chain & product quality

Multi-source premium ingredient strategy; rigorous quality control and traceability systems; third-party testing--standards informed by the CEO's long experience manufacturing and distributing for world-class brands (Hunter, Kong, Hagen).

  Complete Our Public Offering

We expect to complete our public offering within 1 year after the qualification of our offering statement by the SEC.

  Office

We've already set up our principal office at: 383, W North Street, Dover, DE 19904. At this stage, we do not plan to purchase a large number of new office equipment due to reasons that it is more important to prioritize essential needs and maintain a balanced budget in the short term. However, as business conditions improve and our operations expand, we'll reassess our needs and may purchase all necessary furniture, equipment, computers, and professional software to support and automate our inventory, sales, administrative and operational functions.

  Website Development

We've built up our official website: www.petelitehk.com, which will be one of our primary tools for promoting our services.

  Marketing and advertising

We mainly use our official website and our social media accounts as described above to attract more clients for pet health supplement and pet accessories business. We understand that the better we actively position our company, the more clients we'll attract. Therefore, by utilizing these digital platforms, we can efficiently reach a wide audience, share valuable insights, and offer tailored solutions to support our customers in selecting suitable pet health supplement and pet accessories products. This approach not only enhances our accessibility but also allows us to maintain a strong and interactive presence in the global business community.

  12-Month Plan & Working Capital Priorities

Over the next 12 months, we will continue expanding our current operations by generating more customers for our pet health supplement and pet accessories business and we plan to commence our businesses as a pet health supplement and pet accessories business in Delaware as soon as possible.

Our director has agreed in writing to provide the principal office located at 383, W North Street, Dover, DE 19904 to our Company for our office use free of charge, for a term of 18 months. With our physical presence in Delaware and internet-based marketing and promotion, the Company is well equipped to more effectively market and advertise the Company's services to global clients.

To complete this offering and proceed with our operations within the next 12 months, we still need about

$60,000.00. We may have to utilize funds from our director, WONG James Kun Bong who have agreed in writing to loan the Company funds for an amount not exceeding $80,000.00 to: (i) complete this offering, and (ii) proceed with our operations within the next 12 months, if offering proceeds are less than registration costs and to support the development and operation within the next 12 months.

Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. The Company's planned use of proceeds with respect to working capital are listed below in order of priority:

  pet health supplement and pet accessories
  ensure satisfaction of any Company financial obligations
  establish a financial reserve

Results of Operations

From the Company's incorporation date (March 31, 2026) to July 31, 2026, the Company prepared our business plan, and signed 1 "Distribution Agreement" with our distributor, but did not generate any revenue under such agreement. Our net loss from incorporation to July 31, 2026 is $(4,850).

We have just recently started our business operations, and we will start significant operations after we have completed this offering in whole or in part.

Liquidity and Capital Resources

As of July 31, 2026 the Company has net loss of $(4,850) and our net current asset was $150.

The Company does not believe its current cash balance will be sufficient to allow the Company to complete this offering and fund its planned operating activities for the next twelve months. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure. The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital. Management intends to fund future operations through additional private or public equity offerings and may seek additional capital through arrangements with strategic partners from other sources. There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all. Any equity financing may be dilutive to existing shareholders.

In order to move forward with our business development plan, set forth above, we will require additional financing, as allocated in the Use of Proceeds section above.

We will require substantial additional financing, in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing, and we may not be able to obtain financing when required, in the amounts necessary to execute our plans in full, or on terms which are economically feasible.

We are currently seeking additional financing. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of July 31, 2026, and the date of this Offering Circular respectively, there were no off-balance sheet arrangements.

Going Concern

The Company has experienced a net loss and had an accumulated deficit of $(4,850) as of July 31, 2026. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing.

To complete this offering and proceed with our operations within the next 12 months, we still need about

$60,000.00. We may have to utilize funds from our director, WONG James Kun Bong who have agreed in writing to loan the Company funds for an amount not exceeding $80,000.00 to: (i) complete this offering, and (ii) proceed with our operations within the next 12 months, if offering proceeds are less than registration costs and to support the development and operation within the next 12 months.

Critical Accounting Policies

We have identified the policies outlined in Notes in the attached audited financial statements as of and for the years ended July 31, 2026, as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Additional Company Matters

The Company has never filed for bankruptcy protection, nor has it ever been involved in receivership or similar proceedings.

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

Part II, Item 10. Directors, Executive Officers, and Significant Employees

As of the date of this Offering, we have one employee. The officer(s) and director(s) of the Company as of the date of this Offering, are as follows:

Name	Position	Age	Date of Appointment	Hours per month
WONG James Kun Bong	Chairman, CEO Director, Chief Financial Officer	50	March 31, 2026	240

WONG JAMES KUN BONG: Director (Chairman), CEO and Chief Financial Officer

Mr. Wong James Kun Bong, the Chairman and CEO of Petelite Inc., is a Canadian national who has been working in the Pet Supplement and Pet Accessories industry for over 25 years. His business operation spans territories across the United States, Europe, and Asia, specialising in wholesale agency and retail distribution, chain retailers and manufacturing for world-class brands such as Hunter, Kong, and Hagen.

Part II, Item 11. Compensation of Directors and Executive Officers

Name & Principal Position	Fiscal Year Ending July 31, 2026	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
WONG James Kun Bong
(Chairman, Director,
CEO) and Chief Financial Officer	2026	-	-	-	-	-	-	-	0

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director. WONG James Kun Bong serves as both a director and an executive officer of the Company and therefore is not considered independent. The Company may appoint additional independent directors in the future, including directors who may serve on committees if such committees are established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our director any compensation for his services as board member, with the exception of reimbursing and board-related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

Part II, Item 12. Security Ownership of Management and Certain Securityholders

The following table sets forth information regarding beneficial ownership of our Common Stock as of the date of this Offering Circular. None of our Officers or Directors are selling stock in this Offering. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock.

Percentage of beneficial ownership after the offering assumes the Offering Amount is fully sold.

Shares Beneficially

Name and Shares Beneficially Owned Owned After

Position Class Prior to Offering Offering

__________ _______ ________________________ _______________________

Number Percent Number Percent

WONG James

Kun Bong

(CEO, Director) Common 24,500,000 49% 24,500,000 37.69%

CHEUNG Siu

Chung Common 25,500,000 51% 25,500,000 39.23%

Part II, Item 13. Interest of Management and Others in Certain Transactions

Except as set forth below, as of July 31, 2026 and as of the date of this Offering Circular, the Company has not entered into any transactions with related persons required to be disclosed under Item 13 of Form 1-A: (i) WONG James Kun Bong, the Company's Chairman, Chief Executive Officer and Chief Financial Officer, has agreed to provide the Company's principal office at 383 W. North Street, Dover, DE 19904 to the Company free of charge for a period of 18 months; (ii) Mr. Wong has agreed in writing to loan the Company up to $80,000.00 to complete this Offering and to fund the Company's operations for the next 12 months, as described under "Use of Proceeds to Issuer" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and (iii) on August 24, 2026, CHEUNG Siu Chung transferred 14,500,000 shares of the Company's common stock and LEE Hok Nin transferred 10,000,000 shares of the Company's common stock to WONG James Kun Bong, the Company's Chairman, Chief Executive Officer and Chief Financial Officer, in each case at a price of $0.0001 per share.

Part II, Item 14. Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our Certificate of Incorporation and Bylaws. For more detailed information, please see our Certificate of Incorporation and Bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Certificate of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

Common Stock

The Company is authorized to issue 100,000,000 shares of Common Stock, par value $.0001.

Capitalization Security	Par Value	Authorized	Outstanding	Voting Rights
Common Stock	0.0001	100,000,000	50,000,000	1:1
Preferred stock

We do not have an authorized class of preferred stock.

General

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Certificate of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000.00 (the "Minimum Subscription").

A subscription for $1,000.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has not engaged anyone to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed by the laws of the state of Delaware. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in Delaware as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Selling Shareholders

There is no selling shareholder(s) under this offering.

Bad Actor Disqualification

Regulation A contains disqualification provisions under Rule 262. Pursuant to Rule 262, an offering may be disqualified from reliance on Regulation A if the issuer or certain covered persons, including certain directors, executive officers, beneficial owners, promoters and persons compensated for solicitation, have been subject to specified disqualifying events. The Company has conducted an inquiry regarding the applicability of Rule 262 and, to the Company's knowledge, no covered person is subject to a disqualifying event that would prevent the Company from relying on Regulation A for this Offering.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 14, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

Investor Eligibility Standards

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards also.

Part II, Item 15. Miscellaneous: Dividend Policy, Shares Eligible for Future Sales, Legal Matters, Experts, Where You Can Find More Information

Dividend Policy

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

Shares Eligible For Future Sale

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

  1% of the number of shares of our Common Stock then outstanding; or
  the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Legal Matters

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Bandi & Associates PLLC, counsel to the Company, located at 1330 Avenue of the Americas, Ste 2300, New York, New York 10019, the U.S. Tel: +1 347 759 4143; Email: di.ban@bandilaw.com.

Experts

The financial statements of Petelite Inc. as of July 31, 2026 and for the period from March 31, 2026 (inception) through July 31, 2026, included in this Offering Circular and Offering Statement, have been audited by Zhang Jun Xia, independent auditor, as set forth in the independent auditor's report included herein.

Where You Can Find More Information

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon qualification of this Offering Statement and for so long as the Company remains subject to the ongoing reporting requirements of Regulation A, the Company will be required to file annual reports on Form 1-K, semiannual reports on Form 1-SA, current reports on Form 1-U, and such other reports as may be required under Regulation A. Such reports will be available through the SEC's EDGAR system at www.sec.gov.

Part II, F/S. Financial Statements (Audited)

Independent Auditor's Report

To the shareholders and the board of directors of Petelite Inc.

Report on the Financial Statements

I have audited the accompanying balance sheet of Petelite Inc.(the "Company") as of July 31, 2026 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from March 31, 2026 (date of inception) to July 31, 2026 and the related notes to the financial statements. In my opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2026 and the results of its operations and its cash flows for the period from March 31, 2026 to July 31, 2026 in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred loss from operation, net current liability that raises substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

I conducted my audit in accordance with auditing standards generally accepted in the United States of America (GAAS). My responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. I am required to be independent of the Company and to meet my other ethical responsibilities, in accordance with the relevant ethical requirements relating to my audit. I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for within one year after the date of the financial statements are issued.

Auditor's Responsibilities for the Audit of the Financial Statements

My objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes my opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, I:

  Exercise professional judgment and maintain professional skepticism through the audit.
  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
  Conclude whether, in my judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for within one year after the date of the financial statements are issued.

I am required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that I identified during the audit.

I have served as the Company's auditor since March 31, 2026.

Signature: /s/ Zhang Jun Xia

Name: Zhang Jun Xia

Hong Kong

August 3, 2026, except for Note 8, as to which the date is August 24, 2026

Petelite Inc.

Financial Statements (Audited)

Petelite Inc. Balance Sheet July 31, 2026 (all Amounts in USD)
Assets
Current Assets	150
Cash and Cash Equivalents	150
Accounts Receivable	0
Total Current Assets	150
Total Assets	150
Liabilities and Stockholders' Equity
Liabilities
Current Liabilities
Related Party Loans	0
Total Current Liabilities	0
Total Liabilities	0
Stockholder's Equity
Common stock, par value $0.0001; 1,000,000.000.00 shares authorized, 50,000,000 shares issued and outstanding, all issued shares are common shares.	5,000
Retained (deficit)	-4,850
Total Stockholder's Equity	150
Total Liabilities and Stockholder's Equity	150

The accompanying notes are an integral part of these audited financial statements.

Petelite Inc. Statement of Operations (all Amounts in USD)
From March 31, 2026 (Inception) to July 31, 2026
REVENUES	0
Cost of Goods Sold	0
Gross Profit	0
Operating Expenses
General And Administrative Expenses	4,850
Total Operating Expenses	4,850
Net Income (Loss) From Operations	-4,850
Provision For Income Taxes	-
Net Income (Loss)	-4,850
Net Loss Per Share: Basic And Diluted	0.000097
Weighted Average Number Of Shares Outstanding: Basic And Diluted	50,000,000

The accompanying notes are an integral part of these audited financial statements.

Petelite Inc.

Audited Statements of Changes in Stockholders' Equity

(From March 31, 2026 (Inception)

to July 31, 2026)

(Amounts in USD)

	Common Stock	Additional Paid-in Capital	Retained Deficit	Total Stockholders' Equity
	Shares	Amount
Inception, March 31, 2026	-	$	$	$	$
Shares issued for cash at $0.0001 per share on March 31, 2026	50,000,000	5,000	-	-	5,000
Net income for the period ended July 31, 2026	-	-	-	-4,850	-4,850
Balance, July 31, 2026	50,000,000	5,000	-	-4,850	150

The accompanying notes are an integral part of these audited financial statements.

Petelite Inc.

Statement of Cash Flows (Amounts in USD)

From March 31, 2026 (Inception) To July 31, 2026
Cash Flows From Operating Activities
Net Loss For The Period	4,850
Adjustments To Reconcile Net Loss To Net Cash (Used In) Operating Activities	0
Cash Flows Used In Operating Activities	-4,850
Cash Flows From Investing Activities	0
Purchase Of Fixed Assets	0
Cash Flows Used In Investing Activities
Cash Flows From Financing Activities	5,000
Proceeds From Sale of Common Stock	5,000
Related Party Loans	0
Cash Flows Provided By Financing Activities	5,000
Net Increase In Cash	150
Cash, Beginning of Period	0
Cash, End of Period	150
Supplemental Cash Flow Information:
Interest paid	0
Income taxes paid	0

The accompanying notes are an integral part of these audited financial statements.

Petelite Inc.

Notes to the Audited Financial Statements Dated July 31, 2026

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Petelite Inc. ("the Company"), was incorporated in the State of Delaware on March 31, 2026. The Company has minimal operations currently. The Company's principal business consists of marketing and sales of pet health supplement and pet accessories.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern for a period of one year from the issuance of these financial statements. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, "Revenue Recognition" ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to July 31, 2026, the Company has generated no revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 "Earnings per Share". Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from March 31, 2026 (inception) to July 31, 2026 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from March 31, 2026 (inception) to July 31, 2026 were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

Note 4 - LOAN FROM DIRECTOR

During the period from March 31, 2026 (inception) to July 31, 2026, our directors have no loans to the Company.

Note 5 - COMMON STOCK

The Company has 100,000,000, $0.0001 par value shares of common stock authorized.

On March 31, 2026, the Company issued 40,000,000 shares of common stock to CHEUNG Siu Chung for cash proceeds of $4,000 at $0.0001 per share, and 10,000,000 shares of common stock to LEE Hok Nin for cash proceeds of $1,000 at $0.0001 per share. On 24 August 2026, CHEUNG Siu Chung has transferred 14,500,000 shares of common stock to WONG James Kun Bong, the Chairman, CEO and CFO of the Company for cash proceeds of $1,450 at $0.0001 per share on 24 August 2026. On 24 August 2026, LEE Hok Nin has transferred 10,000,000 shares of common stock to WONG James Kun Bong, the Chairman, CEO and CFO of the Company for cash proceeds of $1,000 at $0.0001 per share. There were 50,000,000 shares of common stock issued and outstanding as of July 31, 2026 and as of the date of this Offering Circular.

Note 6 - COMMITMENTS AND CONTINGENCIES

Our director WONG James Kun Bong has agreed to provide the principal office located at 383, W North Street, Dover, DE 19904 to the Company for our office use free of charge for a period of 18 months. WONG James Kun Bong has agreed in writing to loan the Company funds for an amount not exceeding $80,000.00 to: (i) complete this offering, and (ii) proceed with our operations within the next 12 months, if offering proceeds are less than registration costs and to support the development and operation within the next 12 months.

Note 7 - INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10- 65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of July 31, 2026, the Company had net operating loss carry forwards of approximately $4,850 that may be available to reduce future years' taxable income in varying amounts. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at July 31, 2026 was approximately $4,850. The net change in valuation allowance during the year ended July 31, 2026 was $4,850. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of July 31, 2026. All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

Non-current deferred tax assets:

Net operating loss $ carry forward

From March 31, 2026

(inception) to July 31, 2026

(4,850)

Valuation allowance $ 4,850

Net deferred tax assets $ -

Note 8 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has evaluated subsequent events through August 24, 2026, the date the financial statements were available to be issued. On August 24, 2026, CHEUNG Siu Chung transferred 14,500,000 shares of the Company's common stock to WONG James Kun Bong, the Chairman, Chief Executive Officer and Chief Financial Officer of the Company, and LEE Hok Nin transferred 10,000,000 shares of the Company's common stock to WONG James Kun Bong, in each case at a price of $0.0001 per share. Following such transfers, WONG James Kun Bong holds 24,500,000 shares (49%) and CHEUNG Siu Chung holds 25,500,000 shares (51%) of the Company's issued and outstanding common stock. Other than the foregoing, the Company has not identified any other material subsequent events requiring disclosure in these financial statements.

Part III - Exhibits

Part III, Item 16 - 17. Index to Exhibits & Description of Exhibits

Exhibit No.	Description	Herewith	Filing Type	Date
1A-2A	Certificate of Incorporation		Form 1-A
1A-2B	Bylaws		Form 1-A
1A-4	Subscription Agreement		Form 1-A
1A-11	Consent of Independent Auditor		Form 1-A
1A-12	Opinion of Counsel		Form 1-A

Signatures

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Delaware on August 24, 2026.

Petelite Inc.

_______________________

By: WONG James Kun Bong

Chairman, Chief Executive Officer, Chief Financial Officer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: August 24, 2026

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

___________________

By: WONG James Kun Bong

Chairman, Chief Executive Officer, Chief Financial Officer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: August 24, 2026

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

________________________

By: WONG James Kun Bong

Chairman, Chief Executive Officer, Chief Financial Officer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: August 24, 2026